SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 7, 2000


                             GLOBAL SOURCES LIMITED
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                     333-41389                13-4020643
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 (State or Other Jurisdiction          (Commission             (IRS Employer
       of Incorporation)                File No.)            Identification No.)


342 Madison Avenue, Suite 1815  New York, New York                    10173
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(Address of Principal Executive Offices)                             (Zip Code)


        Registrant's telephone number, including area code (212) 687-6363


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On July 21, 2000, Global Sources Limited (the "Company") acquired all of the issued and outstanding capital stock of Phillips & Chambers Limited, a United Kingdom company ("Phillips"). Phillips is the holding company of The McMillan Partnership Limited ("McMillan"), a United Kingdom company that provides training and development consultancy and services to a wide range of global clients predominantly in the technology and telecommunications sectors, including several Fortune and FT 100 companies.

         Pursuant to an Agreement dated July 21, 2000 (the "Acquisition Agreement"), by and among the Company, each of Angela Phillips, Scott Chambers and Shawn O'Rourke (collectively, the "A Shareholders") and each of Andrew Maggs, James Lawson and Patrick McGwire (collectively, the "B Shareholders"), the A Shareholders and B Shareholders received, in proportion to their ownership interest in Phillips, a total of 1,101,816 and 261,817 shares of the Company's common stock, par value $0.001 (the "Common Stock"), respectively. The parties to the Acquisition Agreement valued the total consideration paid by the Company to have an aggregate value of $3 million.

         The  Acquisition  Agreement  also  provides for issuance of  additional shares of the Common Stock to the A Shareholders (the "Additional Consideration") in each of the next three (3) years, commencing June 30, 2001, based upon Phillips' consolidated earnings before taxes calculated for the twelve (12) month period ending June 30th of each such year and the average bid and ask price of the Common Stock. The aggregate value of Common Stock issued as Additional Consideration over the three year period shall not exceed $5 million.

         The Company has agreed to file a registration statement with the Securities and Exchange Commission to register the shares of Common Stock issued at the closing. The Company has also agreed to register the shares of Additional Consideration after their issuance as soon as reasonably practicable.

         Under the Acquisition Agreement, the Company assumed the three-year service agreements (the "Service Agreements") between Phillips and each of Scott Chambers, Angela Phillips and Shawn O'Rourke (each an "Executive") to oversee the day-to-day operations, management and control of McMillan. Under the Service Agreements, each Executive will receive a base salary (being (pound)80,000 for Scott Chambers and Angela Phillips and (pound)60,000 for Shawn O'Rourke), certain benefits and bonuses based on specific performance criteria. Each Service Agreement can be terminated by the Company or the Executive on or after June 30, 2003 upon three (3) months notice or by the Company at any time for reasons specified in the Service Agreements. Under the Service Agreements, each Executive has agreed not to compete with or to solicit the customers of Phillips or McMillan during or after termination of employment.

         In addition, the Company has agreed to invest up to $250,000 as additional equity capital in Phillips during the next few months.

         This acquisition is the Company's first European acquisition.

         The descriptions of the Acquisition Agreement and other agreements discussed above are qualified in their entirety by reference to such agreements, which are attached as exhibits and/or incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of the Business Acquired.
                  ----------------------------------------------

                  Audited financial statements relating to the acquisition will be filed by amendment within 60 days of the date this Report was required to be filed.

         (b)      Pro Forma Financial Information and Exhibits.
                  ---------------------------------------------

                  Pro Forma financial information relating to the acquisition will be filed by amendment within 60 days of the date this Report was required to be filed.

         (c)      Exhibits
                  --------

                  2.1 - Acquisition Agreement dated as of July 21, 2000 by and among the Company, the A Shareholders and the B Shareholders.

                  10.1 - Service Agreement by and between Phillips and Angela Phillips dated as of July 21, 2000.

                  10.2 - Service Agreement by and between Phillips and Scott Chambers dated as of July 21, 2000.

                  10.3 - Service Agreement by and between Phillips and Shawn O'Rourke dated as of July 21, 2000.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2000

                                   GLOBAL SOURCES LIMITED,
                                   a Delaware Corporation

                                   By: /s/ John Mazzuto
                                       Name: John Mazzuto
                                       Title:  President and Chief Financial
                                                 Officer

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.       Description
-----------       -----------

2.1 Acquisition Agreement dated as of July 21, 2000 by and among the Company, the A Shareholders and the B Shareholders.

                  List of Omitted Exhibits and Schedules
                  --------------------------------------

                  2.2 - Disclosure Letter from the A Shareholders to the Company
                  3.1 - Articles of Association of Phillips (Registered Number 2658545)

10.1 Service Agreement by and between Phillips and Angela Phillips dated as of July 21, 2000.

10.2 Service Agreement by and between Phillips and Scott Chambers dated as of July 21, 2000.

10.3 Service Agreement by and between Phillips and Shawn O'Rourke dated as of July 21, 2000.